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                                                                 Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1992 Stock Option Plan of CN Biosciences, Inc. of our reports dated July 16, 1996, with respect to the consolidated financial statements and schedule of CN Biosciences, Inc. included in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP



San Diego, California
November 18, 1996